Exhibit 99.1

                                      -1-


[LOGO] Endurance

                                           Contact
                                           Massa B. Cressall, Investor Relations
                                           Phone: (441) 278-0988
                                           Email: mcressall@endurance.bm

ENDURANCE SPECIALTY HOLDINGS REPORTS 72% INCREASE IN NET INCOME IN SECOND QUARTER 2004; EARNS $114.8 MILLION IN THE QUARTER

PEMBROKE, Bermuda - July 26, 2004 - Endurance Specialty Holdings Ltd. (NYSE:ENH), today reported net income of $114.8 million or $1.69 per diluted share for the second quarter of 2004 versus net income of $66.8 million or $0.99 per diluted share in the second quarter of 2003. In the second quarter of 2004, operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, was $117.9 million or $1.74 per diluted share versus $61.3 million or $0.91 per diluted share in the second quarter of 2003. For the six months ended June 30, 2004, net income was $215.6 million or $3.16 per diluted share versus net income of $118.0 or $1.85 per diluted share for the first half of 2003. Operating income for the first half of 2004 was $216.6 million or $3.17 per diluted share, up 90.6% from the first half of 2003.

Annualized operating return on average equity during the second quarter of 2004 was 27.0% and annualized operating return on average equity for the six months ended June 30, 2004 was 25.7%.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, "Endurance achieved superb results this quarter. Our diversified business mix, strong risk selection and our commitment to disciplined underwriting continue to drive strong returns on equity and growth in book value per share."

He continued, "We continue to focus on key capital management initiatives, including returning excess capital when appropriate. Our repurchase of shares held by Lightyear Capital in the second quarter was transacted at a valuation that was attractive to our remaining shareholders. We believe that our capital management strategy is a strong differentiator in this increasingly competitive market environment."

Gross premiums written were $350.7 million for the quarter ended June 30, 2004, a decrease of 46.3% from the $652.7 million in gross premiums written and acquired for the second quarter of 2003. The decrease in written premiums is due to the fact that much of the business obtained from the Hart Re portfolio acquisition in the second quarter of 2003 was renewed during the first quarter of 2004. This timing shift has resulted in a year-over-year decrease in written premiums during the second quarter of 2004. For the first half of 2004, Endurance had gross premiums written of $1.1 billion, an increase from the $1.0 billion of gross written premiums in the first half of 2003. Earned premiums in the quarter were $396.0 million, an increase of 35.4% from the second quarter of 2003.

The combined ratio was 76.9% in the second quarter of 2004 compared to 84.2% in the second quarter of 2003. The loss ratio was 47.8% in the quarter compared to 56.6% in the second quarter of 2003. The Company benefited from a low level of catastrophe loss activity in the quarter. In addition the Company had $40.7 million in positive reserve development for the second quarter of 2004 from prior years, compared to $9.0 million in the 2nd quarter of 2003. This development particularly benefited the Company's property treaty, property catastrophe, aviation, and casualty individual risk segments.

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The reduction in shares outstanding resulting from Endurance's May 21, 2004 repurchase of 2.0 million ordinary shares held by Lightyear Capital had a positive impact on earnings per share for the quarter. Because earnings per share are calculated on a weighted average basis under GAAP, the impact from the repurchase was not fully reflected in earnings per share. Endurance's basic earnings per share calculation for the second quarter of 2004 included 63.3 million weighted average common shares outstanding compared to the 62.2 million commons shares actually outstanding on June 30, 2004.

At June 30, 2004, the Company's GAAP shareholder's equity was $1.7 billion or $25.81 per diluted share, up 11.9% from June 30, 2003. Book value in the quarter was reduced due to a decline in the value of investments of $68.6 million resulting from rising interest rates and the $64.7 million share repurchase from Lightyear Capital.

Total assets were $4.4 billion and cash and invested assets were $3.1 billion, an increase of 33.8% from the second quarter of 2003. Net operating cash flow was $319.2 million in the second quarter of 2004 versus $225.6 million in the second quarter of 2003.

Endurance will host a conference call on Monday, July 26, 2004 at 10:00 AM Eastern to discuss its financial results. The conference call can be accessed via telephone by dialing (800) 289-0437 (toll-free) or (913) 981-5508 (international). A telephone replay of the conference call will be available through August 9, 2004 by dialing (888) 203-1112 (toll-free) or (719) 457-0820
(international) and entering the pass code: 658914.

The public may access a live broadcast of the conference call at the "Investors" section of Endurance's website, www.endurance.bm.

A copy of the Company's financial supplement for the second quarter of 2004 will be available on the Company's website at http://www.endurance.bm shortly after the release of earnings.

Operating income and annualized operating return on average equity are non-GAAP measures. A reconciliation of these measures to net income is provided on the attached table entitled "Reconciliation".

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance's operating subsidiaries have been assigned a group rating of A (Excellent) from A.M. Best and A- from Standard & Poor's. Endurance's headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2003.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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                        ENDURANCE SPECIALTY HOLDINGS LTD.
                           CONSOLIDATED BALANCE SHEETS
                     AT JUNE 30, 2004 AND DECEMBER 31, 2003

        (in thousands of United States dollars, except per share amounts)

                                                                   June 30,      December 31,
                                                                     2004            2003
                                                                  ----------     -----------
Assets                                                           (UNAUDITED)       (AUDITED)
Cash and cash equivalents                                         $  247,977      $  150,923
Fixed maturity investments available for sale, at fair value       2,876,181       2,523,309
Premiums receivable, net                                             711,463         518,539
Deferred acquisition costs                                           229,920         183,387
Securities lending collateral                                        257,656              --
Prepaid reinsurance premiums                                           3,595           2,335
Accrued investment income                                             22,763          20,434
Intangible assets                                                     31,640          32,407
Other assets                                                          40,424          27,630
                                                                  ----------      ----------
Total Assets                                                      $4,421,619      $3,458,964
                                                                  ==========      ==========

Liabilities
Reserve for losses and loss expenses                              $1,170,296      $  833,158
Reserve for unearned premiums                                      1,082,096         824,685
Securities lending payable                                           257,656              --
Reinsurance balances payable                                          25,567          23,977
Bank debt                                                            103,029         103,029
Net payable for investments purchased                                 17,289              --
Other liabilities                                                     34,415          29,300
                                                                  ----------      ----------
Total Liabilities                                                  2,690,348       1,814,149
                                                                  ----------      ----------

Shareholders' Equity
Common shares
   61,989,152 issued and outstanding (2003 - 63,912,000)              61,989          63,912
Additional paid-in capital                                         1,132,083       1,189,570
Accumulated other comprehensive income                                   992          46,068
Retained earnings                                                    536,207         345,265
                                                                  ----------      ----------
Total Shareholders' Equity                                         1,731,271       1,644,815
                                                                  ----------      ----------

Total Liabilities and Shareholders' Equity                        $4,421,619      $3,458,964
                                                                  ==========      ==========

Book Value per Common Share
Dilutive common shares outstanding                                    67,076          68,445
Diluted book value per common share                               $    25.81      $    24.03
                                                                  ==========      ==========

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                        ENDURANCE SPECIALTY HOLDINGS LTD.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

        (in thousands of United States dollars, except per share amounts)

                                                Quarter Ended                   Six Months Ended
                                          -------------------------       -----------------------------
                                          June 30,         June 30,        June 30,          June 30,
                                            2004            2003             2004              2003
                                          ---------       ---------       -----------       -----------
Revenues
Gross premiums written and acquired       $ 350,661       $ 652,656       $ 1,071,292       $ 1,014,771
                                          =========       =========       ===========       ===========

Net premiums written and acquired         $ 350,599       $ 652,349       $ 1,067,606       $ 1,012,403
Change in unearned premiums                  45,388        (359,883)         (255,793)         (530,284)
                                          ---------       ---------       -----------       -----------

Net premiums earned                         395,987         292,466           811,813           482,119
Net investment income                        28,944          16,666            53,619            31,022
Net realized (losses) gains on sales
of investments                                 (614)          3,513             4,562             7,917
                                          ---------       ---------       -----------       -----------
Total revenues                              424,317         312,645           869,994           521,058
                                          ---------       ---------       -----------       -----------

Expenses
Losses and loss expenses                    189,208         165,531           411,217           269,676
Acquisition expenses                         82,667          57,481           168,185            92,041
General and administrative expenses          32,537          23,077            64,304            42,543
Amortization of intangibles                     944             945             1,888             1,350
Net foreign exchange losses (gains)           2,879          (2,088)            6,038            (4,594)
Interest expense                                834           1,173             1,662             2,380
                                          ---------       ---------       -----------       -----------
Total expenses                              309,069         246,119           653,294           403,396
                                          ---------       ---------       -----------       -----------

Income before income taxes                  115,248          66,526           216,700           117,662
Income tax (expense) benefit                   (492)            265            (1,072)              330
                                          ---------       ---------       -----------       -----------
Net income                                $ 114,756       $  66,791       $   215,628       $   117,992
                                          =========       =========       ===========       ===========

Per share data
Weighted average number of common
and common equivalent shares
outstanding:
Basic                                        63,334          64,733            63,709            61,614
Diluted                                      67,919          67,658            68,244            63,771
Basic earnings per share                  $    1.81       $    1.03       $      3.38       $      1.92
                                          =========       =========       ===========       ===========
Diluted earnings per share                $    1.69       $    0.99       $      3.16       $      1.85
                                          =========       =========       ===========       ===========

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                        ENDURANCE SPECIALTY HOLDINGS LTD.
                          CONSOLIDATED FINANCIAL RATIOS

                                                 Quarter Ended           Six Months Ended
                                             ---------------------     ---------------------
                                             June 30,     June 30,     June 30,     June 30,
                                               2004         2003         2004         2003
                                             --------     --------     --------     --------
GAAP Ratios
Loss ratio                                      47.8%        56.6%        50.7%        55.9%
Acquisition expense ratio                       20.9%        19.7%        20.7%        19.1%
General and administrative expense ratio         8.2%         7.9%         7.9%         8.8%
                                              ------       ------       ------       ------
     Combined ratio                             76.9%        84.2%        79.3%        83.8%
                                              ======       ======       ======       ======

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                                 RECONCILIATION

                     (in thousands of United States dollars)

      The following is a reconciliation of the Company's net income to operating income and annualized operating return on average equity (both of which are non-GAAP measures) for the quarter and six months ended June 30, 2004 and for the quarter and six months ended June 30, 2003:

                                                         Quarter Ended                        Six Months Ended
                                                  -----------------------------        ------------------------------
                                                    June 30,         June 30,            June 30,           June 30,
                                                      2004              2003               2004               2003
                                                   ----------       -----------        -----------        -----------
Net Income                                         $  114,756       $    66,791        $   215,628        $   117,992
Add (Less) after-tax items:
   Net foreign exchange losses (gains)                  2,693            (2,092)             5,109             (4,424)
   Net realized losses (gains) on investments             436            (3,398)            (4,166)            (7,399)
                                                   ----------       -----------        -----------        -----------
Operating Income                                   $  117,885       $    61,301        $   216,571        $   106,169
                                                   ==========       ===========        ===========        ===========

   Average equity [a]                              $1,747,187       $ 1,508,175        $ 1,688,043        $ 1,382,651
                                                   ----------       -----------        -----------        -----------

Operating return on average equity                        6.7%              4.1%              12.8%               7.7%
                                                   ----------       -----------        -----------        -----------
Annualized operating return on average equity            27.0%             16.3%              25.7%              15.4%
                                                   ==========       ===========        ===========        ===========

[a] Average equity is calculated as the arithmetic average of the beginning and ending equity balances for the stated period.

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